Exhibit 2

DuPont GAAP EPS & Adj. EPS over Time

	2008	2009	2010	2011	2012	2013	YTD '14	2014E[4]
GAAP EPS[1]	$2.20	$1.92	$3.28	$3.68	$2.61	$3.04	$3.17	-
Non-Operating Pension & OPEB Costs[2]	(0.28)	0.10	0.38	0.39	0.44	0.39	0.07	-
Significant Items (See Below)[3]	0.58	0.11	0.00	0.25	0.72	0.45	0.05	-
Adj. EPS	$2.50	$2.13	$3.66	$4.32	$3.77	$3.88	$3.29	$4.00
Growth	*(18.8 %)*	*(14.7 %)*	*71.6 %*	*18.1 %*	*(12.7 %)*	*3.0 %*	-	*3.0 %*

Significant Items Per Share[3]	2008	2009	2010	2011	2012	2013	YTD '14
Separation transaction costs	-	-	-	-	-	-	$0.09
Customer claims charge (Imprelis)	-	-	-	0.12	0.39	0.24	-
Gain on sale of business	-	-	-	(0.13)	(0.08)	-	(0.30)
Gain on sale of equity method investment	-	-	-	-	(0.08)	-	-
Restructuring	0.42	0.15	(0.02)	0.01	0.17	(0.00)	0.20
Venezuela devaluation	-	-	-	-	-	-	0.06
Income Tax Items	-	-	-	-	-	(0.02)	-
Early extinguishmane of debt	-	-	0.13	-	-	-	-
Interest and accruals	-	-	(0.09)	-	-	-	-
Litigation settlement	-	-	-	-	0.13	0.05	-
Charge related to milestone payment for licensing agreement	-	-	0.03	0.04	-	-	-
Transition and restr costs related to Danisco	-	-	-	0.22	-	-	-
Hurrican proceeds (Charges)	0.16	(0.04)	-	-	-	-	-
Asset impairment charge	-	-	-	-	0.19	0.18	-
Reversal of Tax Allowances	-	-	(0.04)	-	-	-	-
Total Significant Items	$0.58	$0.11	$0.00	$0.25	$0.72	$0.45	$0.05
% increase in EPS from Signifcant Items	***30.2 %***	***5.4 %***	***0.0 %***	***6.1 %***	***23.6 %***	***13.1 %***	***1.5 %***

Avg. % Increase in EPS from Significant Items ('08-YTD'14) 11.4 %

[1] Company Form 8-Ks / annual earnings press releases.
[2] Adjusted EPS stated before non-operating pension and OPEB (Other Post-Employment Benefits) expense to conform to company's current reporting methodology. Sources: i) For 2008-2013: "Non-GAAP Reconciliations: Full Years 2008-2013" dated October 28, 2014 from Company Website; ii)For YTD 2014, Q3 2014 earnings press release
[3] Company Form 8-Ks / annual earnings press releases
[4] $4.00 of 2014E EPS based on management guidance as of October 28, 2014, in which management stated that "the company expects fourth operating earnings per share to grow about 20% from last year's $0.59 per share", implying $4.00 of EPS

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2 Significant Items (Pre - Tax) During Kullman Tenure Source: Company Form 8 - Ks / annual press releases Kullman Tenure Cumulative 2009 2010 2011 2012 2013 YTD '14 '09-YTD'14 Separation transaction costs - - - - - (112) (112) Customer claims charge (Imprelis) - - (175) (575) (352) - (1,102) Gain on sale of business - - 49 117 - 391 557 Gain on sale of equity method investment - - - 122 - - 122 Restructuring (210) 34 (14) (218) 5 (263) (666) Venezuela devaluation - - - - - (58) (58) Income Tax Items - - - - (11) - (11) Early extinguishmane of debt - (179) - - - - (179) Interest and accruals - 59 - - - - 59 Litigation settlement - - - (137) (72) - (209) Charge related to milestone payment for licensing agreement - (50) (50) - - - (100) Transition and restr costs related to Danisco - - (274) - - - (274) Hurrican proceeds 50 - - - - - 50 Asset impairment charge - - - (275) (129) - (404) Total Significant Items ($160) ($136) ($464) ($966) ($559) ($42) ($2,327) Cumulative Pre-Tax Add-Backs During Kullman Tenure: $2.3bn

3 Conglomerate Structure Leading to among the “Worst - in - Class” EPS Growth of Peers Source: Source: Capital IQ as of 9.8.14 (prior to the release of Trian’s DuPont White Paper Summary on September 17, 2014) Excludes companies that were not public during the relevant time period 769% 649% 317% 302% 280% 199% 189% 164% 161% 130% 127% 97% 87% 23% FMC EMN DHR BASF DOV ETN EMR UTX HON DOW MMM DD IR GE 2,209% 1,710% 1,357% 695% 688% 544% 511% 369% 353% 290% 235% 224% 215% DHR UTX BASF DOV FMC IR ETN EMR MMM GE HON DD DOW 157% 134% 78% 62% 48% 47% 39% 38% 38% 34% 34% 26% 25% 17% - 23% - 24% FMC EMN DHR DOV UTX HUN MMM HON IR BASF EMR DD ETN CE GE DOW 20 - Year (1993 - 2013 ) 10 - Year (2003 - 2013) Latest Cycle (2007 - 2013)

4 Conglomerate Structure Leading to Bottom Quartile Total Shareholder Return (“TSR”) 200% 185% 151% 146% 127% 124% 122% 105% 102% 97% 94% 93% 79% 58% 44% 23% HUN EMN DOV MMM BASF HON IR UTX DHR ETN DD DOW FMC EMR CE GE 508% 401% 378% 235% 233% 208% 185% 184% 172% 161% 122% 120% 82% 9% FMC BASF EMN DOV HON DHR ETN UTX EMR IR MMM DD DOW GE 2,729% 1,964% 1,921% 966% 941% 823% 774% 742% 683% 624% 495% 449% 344% 323% DHR UTX BASF DOV ETN FMC 3M IR HON EMR EMN GE DOW DD 20 - Year 10 - Year Latest Cycle ( Mid ‘08 – Today) Source: Bloomberg as of 9.8.14. (Uses unaffected price, prior to the release of Trian’s DuPont White Paper Summary on September 17, 2014). Excludes companies not public during the relevant time period

Disclosure Statement and Disclaimers

The views expressed above represent the opinions of Trian Fund Management, L.P. ("Trian") and the investment funds it manages (collectively, Trian with such funds, "Trian Partners"), and are based on publicly available information with respect to E. I. du Pont de Nemours and Company (the "Company"). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners' conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the information or opinions contained above.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of the materials above, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials above are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading – buying and selling– securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Cautionary Statement Regarding Forward-Looking Statements

The materials above contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein release that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Note: Disclosure Statement and Disclaimers are continued on the next page

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Disclosure Statement and Disclaimers (cont'd)

Additional Information

Trian Partners, together with other Participants (as defined below), intend to file with the SEC a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "2015 Annual Meeting"). Information relating to the participants in such proxy solicitation (the "Participants") has been included in materials filed on January 9, 2015 by Trian with the SEC pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian Partners' definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection with the solicitation of proxies will be available at no charge at the SEC's website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners with the SEC will also be available, without charge, by directing a request to Trian's proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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